ARROW ELECTRONICS, INC.

               This Proxy is Solicited by the Board of Directors.
             PROXY for Annual Meeting of Shareholders, May 14, 1996

    The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 14, 1996, at 11:00 A.M., New York City time, at Chemical Banking Corporation, 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof:

            Please Return This Proxy Promptly in the Enclosed Envelope


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                                 Please mark
                                 your votes as
                                 indicated in
                                 this example          [X]




1. Authority to vote FOR the election of directors in accordance with the accompanying Proxy Statement.

         FOR                 WITHHOLD
         all                 for all
       nominees              nominees
          []                    []

         Management recommends a vote FOR

         NOMINEES:
         Daniel W. Duval            Karen Gordon Mills
         Carlo Giersch              Richard S. Rosenbloom
         Stephen P. Kaufman         Robert S. Throop
         Roger King                 John C. Wadell
         Robert E. Klatell


         (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


         --------------------------------------------------


2.       Authority to vote FOR the        FOR          AGAINST          ABSTAIN
         adoption of a proposed            []            []                []
         amendment to the
         Certificate of Incorporation
         of Arrow Electronics, Inc. to
         increase the number of
         authorized shares of
         common stock from
         80,000,000 to
         120,000,000.

3.       Ratification of the              FOR          AGAINST          ABSTAIN
         appointment of Ernst &            []            []                []
         Young as independent
         auditors of the books and
         accounts of Arrow for the
         fiscal year ending December
         31, 1996.

4. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

         This proxy is being solicited by the management and will be voted as specified. If not otherwise specified, it will be voted for the election of directors and for the proposals described in Items 2, 3 and 4 above.

         Dated:__________________________________________________________, 1996


         ______________________________________________________________________
         Signature of Shareholder(s)


         ______________________________________________________________________
         Signature of Shareholder(s)

         Please sign exactly as name appears to the left. When signing as attorney, administrator, executor, guardian or trustee, please add your full title as such. If shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.




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